UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2021

VESPER HEALTHCARE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39565	85-1908962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1819 West Avenue Bay 2 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(786) 216-7037

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	VSPRU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	VSPR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50	VSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Vesper Healthcare Acquisition Corp. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amended 8-K”) to correct a typographical error in the Company’s Current Report on Form 8-K filed on April 26, 2021 (the “Original 8-K”).

Item 8.01.	Other Events.

In the Original 8-K, the Company disclosed certain changes that it has calculated, on a preliminary unaudited basis, would have resulted to the Company’s (i) audited balance sheet dated October 2, 2020 related to its initial public offering and (ii) audited financial statements for the period from inception (July 8, 2020) through December 31, 2020, from the classification of its private placement warrants and public warrants as a derivative liability pursuant to the Staff Statement (as defined in the Original 8-K).

The Company is filing this Amended 8-K solely to correct a typographical error contained in the table included in Item 8.01 of the Original 8-K under the caption “Balance sheet as of December 31, 2020” under the column “As Adjusted, Reflecting Liability Treatment,” as follows: “Class A Common Stock Subject to Possible Redemption” is $376,489,130, not $(65,646,665). The correct figures are shown in the table below:

	As Previously Reported	Adjustments	As Adjusted, Reflecting Liability Treatment
	(Unaudited)
Balance sheet as of October 2, 2020
Warrant Liability	$—	$28,859,999	$28,859,999
Class A Common Stock Subject to Possible Redemption	443,244,970	(28,859,999)	414,384,971
Class A Common Stock	168	288	456
Additional Paid-in Capital	5,000,853	(288)	5,000,565
Balance sheet as of December 31, 2020
Warrant Liability	$—	$65,646,665	$65,646,665
Class A Common Stock Subject to Possible Redemption	442,135,795	(65,646,665)	376,489,130
Class A Common Stock	179	656	835
Additional Paid-in Capital	6,110,017	36,786,010	42,896,027
Accumulated Deficit	(1,111,338)	(36,786,666)	(37,898,004)
Period from July 8, 2020 (inception) to December 31, 2020
Change in fair value of warrant liability	$—	$65,646,665	$65,646,665
Net loss	(1,111,338)	(36,786,666)	(37,898,004)
Weighted average shares outstanding, basic and diluted	11,775,126	1,613,292	13,388,418
Basic and diluted net loss per common share	(0.09)	(2.74)	(2.83)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	44,324,497	(2,886,000)	41,438,497
Basic and diluted net income per share, Common stock subject to possible redemption	(0.00)	(0.00)	(0.00)

Except as otherwise expressly noted herein, this Amended 8-K does not modify or update in any way the disclosures presented in the Original 8-K.

Forward Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of the Company or Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”) may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company or HydraFacial and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and HydraFacial and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated therein; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Merger Agreement, including due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations of HydraFacial as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that HydraFacial may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of the continuing COVID-19 pandemic on HydraFacial’s business; (13) risks related to the matters set forth in the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Staff of the SEC on April 12, 2021; and (14) other risks and uncertainties indicated from time to time in the definitive proxy statement of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and HydraFacial do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, the Company filed the definitive proxy statement with the SEC on April 7, 2021. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, HydraFacial and the proposed transaction. The definitive proxy statement has been mailed to the stockholders of the Company as of April 14, 2021, the record date established for voting on the proposed transaction. Stockholders are also be able to obtain copies of the definitive proxy statement and other documents filed with the SEC incorporated by reference therein, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in the Company are filed in the definitive proxy statement for the proposed business combination and available at www.sec.gov. Additional information regarding the interests of such participants are contained in the definitive proxy statement for the proposed business combination.

HydraFacial and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination are included in the definitive proxy statement for the proposed business combination.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vesper Healthcare Acquisition Corp.

Date: April 27, 2021	By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	Chief Executive Officer